Exhibit 5.1

Novartis AG

Lichtstrasse 35

4056 Basel

Switzerland

Zurich, 22 July 2021

Novartis AG: Legal opinion on the treasury shares of Novartis AG in connection with the Novartis Corporation Employee Share Purchase Plan for North American Employees

Dear Sir or Madam,

We have been asked to issue a legal opinion letter as special Swiss legal counsel to Novartis AG, Lichtstrasse 35, 4056 Basel, Switzerland, Swiss business identification number CHE-103.867.266 (the “Company”), in connection with the registration statement of the Company on Form S-8 (the “Registration Statement”) relating to the Plan (as defined below), being filed with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) regarding the registration of 4,000,000 existing shares in Novartis AG with a nominal value of CHF 0.50 each (the “Shares”) held in treasury or to be acquired by way of repurchases of existing Shares in the market by the Company or its subsidiaries (the “Treasury Shares”). You have instructed us that the Treasury Shares to be registered under the Registration Statement will consist of shares already validly in issue as of the date of this opinion that are held or will be acquired by the Company or its subsidiaries (the “Instructions”).

All capitalized terms used in this legal opinion letter shall have the meaning as defined herein.

1	Documents

In arriving at the opinions expressed in section 3 below, we have exclusively reviewed and relied on the following documents, the sufficiency of which we confirm for purposes of this legal opinion letter (the documents referred to in this section 1 collectively the “Documents” and any individual document thereof a “Document”):

a)	an excerpt from the Commercial Register of the Canton of Basel-Stadt, Switzerland, in relation to the Company, certified by said register to be up-to-date as of 19 July 2021;

b)	a copy of the articles of association dated 2 March 2021 of the Company, certified by the Commercial Register of the Canton of Basel-Stadt, Switzerland, as of 19 July 2021 to correspond to the latest version filed with such Commercial Register (the “Articles”); and

c)	electronic copies of the Novartis Corporation Employee Share Purchase Plan as adopted by the board of directors of Novartis Corporation on 18 July 2021, effective as of 1 January 2022 (the “Plan”).

Advestra AG Uraniastrasse 9 8001 Zürich T +41 58 510 92 00 info@advestra.ch www.advestra.ch CHE-385.508.136MWST

1/4

Novartis Legal Opinion ESPP	22 July 2021

2	Assumptions

In arriving at the opinions expressed in section 3 below, we have assumed (without verification) cumulatively that:

a)	the information set out in the Documents and the Instructions are true, accurate, complete and up-to-date as of the date of this legal opinion letter and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this legal opinion letter;

b)	the Documents submitted to us as (hard or electronic) copies are complete and conform to the original document;

c)	all signatures and seals on any Document are genuine;

d)	where a name is indicated (in print or in handwriting) next to a signature appearing on any Document, the signature has been affixed by the person whose name is indicated, and where no name is indicated (in print or in handwriting) next to a signature appearing on any Document, the relevant Documents have been duly signed by authorized signatories; and

e)	to the extent any authorizations, approvals, consents, licenses, exemptions or other requirements (collectively the “Authorizations”) had or will have to be obtained outside Switzerland in connection with the allocation of the Treasury Shares, such Authorizations have been obtained or fulfilled or will be obtained or fulfilled in due time, and have remained or will remain in full force and effect at all times.

3	Opinion

Based upon the foregoing, and subject to the qualifications and reliance limitations set out in section 4 and section 5 below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)	the Company is a stock corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland, with corporate power and authority to conduct business and to own property in accordance with its Articles; and

b)	the Treasury Shares are validly issued, fully paid in as to their nominal value and non-assessable (i.e. no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

4	Qualifications

The opinions given under section 3 above are each subject to the following cumulative qualifications:

a)	The opinions expressed herein are strictly limited to matters governed by the laws of Switzerland and thus to opinions on certain Swiss law matters.

b)	The opinions expressed herein are based on and subject to the laws of Switzerland as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter, and where this legal opinion letter refers to “Swiss law” or “the laws of Switzerland”, it solely refers to Swiss law as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter. Such laws are subject to change.

2/4

Novartis Legal Opinion ESPP	22 July 2021

c)	We have made no investigation of the laws of any other jurisdiction than Switzerland as a basis for this legal opinion letter and do not express or imply any opinion thereon.

d)	The opinions expressed herein relate only to legal matters explicitly covered by this legal opinion letter (taking into account cumulatively all assumptions and qualifications) and no opinion is given by implication or otherwise on any other matter.

e)	In issuing this legal opinion letter, we based ourselves solely on the Documents and Instructions and were not instructed to, and did not, make any further independent search or due diligence inquiry; and we do not opine as to any facts or circumstances occurring or coming to our attention subsequently to the date hereof.

f)	The assumptions and qualifications apply to all opinions expressed in this legal opinion letter.

g)	We express no opinion herein as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

h)	We express no opinion herein as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax, or other non-corporate law matter.

i)	In this opinion, Swiss legal concepts are expressed in English terms and not in any official Swiss language; these concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

5	Reliance

We hereby consent to the filing of this legal opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit or imply that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

This legal opinion letter is furnished by us, as special Swiss legal counsel to the Company, in connection with the filing of the Registration Statement. Without our prior consent, it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any purpose, except for such filing or in connection with any reliance by investors on such opinion pursuant to US securities laws.

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This legal opinion letter shall be governed by and construed in accordance with the laws of Switzerland. This legal opinion letter may only be relied upon on the express condition that any issues of interpretation arising hereunder will be governed by the laws of Switzerland.

3/4

Novartis Legal Opinion ESPP	22 July 2021

Yours faithfully,

/s/ Advestra AG

Advestra AG

4/4